Exhibit 99.1

Contacts:
GendeLLindheim BioCom Partners
Investors	Media
info@peregrineinc.com	Barbara Lindheim
(800) 987-8256	(212) 918-4650

PEREGRINE PHARMACEUTICALS ESTABLISHES WHOLLY
OWNED SUBSIDIARY IN CHINA

--Company Also Files Lawsuit Against Cancer Therapeutics Laboratories, Inc. Alleging Breach
of Contract Regarding Its License to Peregrine’s TNT Drug In China--

TUSTIN, Calif., January 12, 2007 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical stage biopharmaceutical company developing targeted therapeutics for the treatment of cancer and hepatitis C virus (HCV) infection, today announced it has established a wholly foreign-owned enterprise (WFOE) in the Peoples Republic of China. The new subsidiary, Peregrine Beijing Pharmaceuticals Technology Development Ltd., is located in Beijing.

“The Chinese pharmaceutical market is currently the ninth largest in the world and is growing rapidly, doubling in size in the past five years with continued robust expansion expected,” said Steven W. King, president and CEO of Peregrine. “China therefore represents an important strategic market opportunity for Peregrine, and our new wholly owned subsidiary will give us the opportunity to leverage our products and technology in this market. China also represents a tremendous resource for drug discovery and development, and we intend to explore all options for the development of our product candidates in China.”

Separately, Peregrine announced that it has filed a lawsuit alleging breach of contract against its licensee Cancer Therapeutics Laboratories, Inc. (CTL), a California corporation that has licensed certain rights under the company’s Tumor Necrosis Therapy (TNT) technology platform exclusively for development and commercialization in the Peoples Republic of China.

The lawsuit filed in the Superior Court of the State of California for the County of Orange against CTL alleges various breaches of contract, including failure to provide substantive clinical data to Peregrine from a sublicensing arrangement in China regarding Peregrine’s TNT agent, failure to account for a purported current sublicense agreement with a company in China named Shanghai Medipharm Biotech despite repeated attempts by Peregrine to obtain evidence of an agreement, and failure to provide an accounting of any revenue, equity and substantive data derived from that purported sublicense agreement.

“We regret having to resort to a lawsuit, but CTL has not complied with our agreement to provide us with information related to the purported Medipharm sublicense or substantive data on their activities regarding the development and marketing of our TNT agent for lung cancer,” said Paul Lytle, chief financial officer of Peregrine. “We therefore intend to vigorously pursue our rights and remedies.”

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing five separate clinical trials in cancer and HCV infection in the U.S. and India with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals’ intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company may not be able to get approval to initiate clinical trials or conduct any other form of drug development work in China. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2006, and the quarterly report on Form 10-Q for the quarter ended October 31, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.